UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 18, 2003

Gottschalks Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-09100	77-0159791
(Commission File Number)	(I.R.S. Employer Identification Number)

7 River Park Place East
Fresno, California    93720
(Address of principal executive offices including zip code)

(559) 434-4800
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

UNITED STATES

Item 5. Other Events

Effective November 18, 2003, the Company has appointed Mr. J. Gregory Ambro as Chief Administrative & Financial Officer. Mr. Ambro will assume responsibility for finance, information technology and administration for Gottschalks, including financial planning, accounting and reporting. He will report directly to Mr. Jim Famalette, Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Gottschalks Inc. (Registrant)

November 20, 2003	By: /s/ James R. Famalette James R. Famalette President and Chief Executive Officer